701 North Haven Ave., Suite 350
Ontario, CA 91764
(909) 980-4030

Press Release
For Immediate Release

Contact:  D. Linn Wiley
     President and CEO
     (909) 980-4030

CVB Financial Corp. Reports Record Earnings

Ontario, CA, January 18, 2006-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced record results for the year ending December 31, 2005. This included record deposits, record loans, record assets and record earnings. It was the strongest year in the history of the Company.

Net Income

Net income for the twelve months ending December 31, 2005 was $70.6 million. This represents an increase of $9.1 million, or 14.85%, when compared with net earnings of $61.5 million for the year ending December 31, 2004. Diluted earnings per share were $0.91 for the twelve months ending December 31, 2005. This was up $0.11, or 13.75%, from diluted earnings per share of $0.80 for the same period last year. These per share amounts have been adjusted to reflect the five for four stock split declared in December of 2005.

Net income for the twelve months ending December 31, 2005 produced a return on beginning equity of 22.24%, a return on average equity of 20.87% and a return on average assets of 1.45%. The efficiency ratio for the twelve-month period was 46.13%, and operating expenses as a percentage of average assets were 1.88%.

In the fourth quarter of 2005, the Company took a $2.3 million Other-Than-Temporary Impairment charge on two issues of Federal Home Loan Mortgage Corporation (“Freddie Mac”) preferred stock. In March 2004, the Company took a $6.3 million charge on the same two issues. These securities have interest rates that adjust to the three-month LIBOR rate or the 12-month LIBOR rate. While there has been no downgrade in the credit rating of Freddie Mac (it is still rated –AA), there is a perception in the marketplace that the stock may not perform well. There have also been accounting issues centered on the Other-Than-Temporary Impairment. Since these securities have no maturity, the decline in value does not have a defined period in which the fair value will return to its original par value. Therefore, by accounting definition, it is considered as Other-Than-Temporary Impairment. Although we have experienced these charges, we continue to receive a high dividend of 5.15% from a creditworthy company.

Net income before the Other-Than-Temporary Impairment charge ($2.3 million), net loss on sales of investment securities ($46,000) and income from the settlement of robbery loss ($2.6 million) was $70.4 million for the twelve months ending December 31, 2005. This represents an increase of $6.9 million, or 10.91%, when compared to net earnings before the Other-Than-Temporary Impairment charge ($6.3 million), net gains on sales of investment securities ($5.2 million), net gain on sale of real estate ($419,000) and accrual of robbery loss ($2.3 million) of $63.5 million for the same twelve-month period in 2004.

These earning results reflect a return on beginning equity of 22.18%, a return on average equity of 20.82%, and a return on average assets of 1.45%. The related efficiency ratio for the twelve-month period was 46.89%, and operating costs as a percentage of average assets were 1.93%.

The Company reported net income of $17.2 million for the fourth quarter ending December 31, 2005. This represented an increase of $0.3 million, or 1.69%, when compared with the $16.9 million in net income reported for the fourth quarter of 2004. Diluted earnings per share were $0.22 for the fourth quarter of 2005 and 2004.

Net income for the fourth quarter of 2005 produced a return on beginning equity of 20.21%, a return on average equity of 19.51% and a return on average assets of 1.32%. The efficiency ratio for the fourth quarter was 48.60%, and operating costs as a percentage of average assets were 1.87%.

Net income for the fourth quarter of 2005 before the other-than-temporary impairment charge ($2.3 million) was $18.7 million. This represents an increase of $0.2 million, or 1.28%, when compared to net income before the accrual of robbery loss ($2.3 million) of $18.5 million for the fourth quarter of 2004. These results produced a return on beginning equity of 21.99%, a return on average equity of 21.23%, and a return on average assets of 1.43%. The related efficiency ratio for the fourth quarter of 2005 was 46.50%, and operating costs as a percentage of average assets were 1.87%.

Net Interest Income and Net Interest Margin

Net interest income totaled $171.1 million for the twelve months ending December 31, 2005. This represents an increase of $19.9 million, or 13.14%, over the net interest income of $151.2 million for the same period of 2004. This increase resulted from a $50.8 million increase in interest income, partially offset by a $30.9 million increase in interest expense. The increases in interest income were primarily due to the growth in average earning assets and the increase in interest rates. The increases in interest expense were due to the increases in deposits and borrowed funds and the increase in interest rates.

Net interest income totaled $44.9 million for the fourth quarter of 2005. This represented an increase of $5.1 million, or 12.89%, over the net interest income of $39.7 million for the fourth quarter of 2004. These increases resulted from a $15.6 million increase in interest income, offset by a $10.5 million increase in interest expense.

Net interest margin (tax equivalent) declined from 3.99% for the twelve months ending December 31, 2004 to 3.89% for the twelve months ending December 31, 2005. Total average earning asset yields increased from 5.16% for 2004 to 5.60% for 2005. The cost of funds increased from 1.21% for 2004 to 1.72% for 2005. The decline in net interest margin is due to the cost of interest-bearing liabilities rising faster than the increase in yields on earning assets. This decline in net interest margin has been mitigated by the strong growth in the balance sheet. The margin compression appears to be moderating with the recent stability of interest rates. The Company has approximately $1.49 billion, or 43.53%, of its deposits in interest free demand deposits.

Net interest margin (tax equivalent) for the fourth quarter of 2005 was 3.86%. This represents a decline of 10 basis points when compared to the 3.96% for the fourth quarter of 2004. Average earning asset yields for the fourth quarter of 2005 were 5.82%, compared with asset yields of 5.23% for the fourth quarter of 2004. The cost of funds for the fourth quarter of 2005 was 1.98% compared with 1.32% for the same period last year.

Balance Sheet

The Company reported total assets of $5.42 billion at December 31, 2005. This represented an increase of $912.0 million, or 20.22%, over total assets of $4.51 billion on December 31, 2004. Earning assets totaling $5.08 billion were up $827.0 million, or 19.43%, when compared with earning assets of $4.26 billion as of December 31, 2004. Deposits of $3.42 billion grew $549.0 million, or 19.10%, from $2.88 billion for the prior year. Demand deposits of $1.49 billion jumped $168.4 million, or 12.73%, from $1.32 billion on December 31, 2004. Gross loans and leases of $2.66 billion on December 31, 2005 rose $523.8 million, or 24.48%, from $2.14 billion on December 31, 2004.

Investment Securities

Investment securities totaled $2.37 billion as of December 31, 2005. This represents an increase of $286.8 million, or 13.75%, when compared with $2.09 billion in investment securities as of December 31, 2004.

Financial Advisory Services

The Financial Advisory Services Group has over $2.7 billion in assets under administration. They provide trust, investment and brokerage related services.

Loan and Lease Quality

CVB Financial Corp reported no non-performing assets as of December 31, 2005 and $2,000 as of December 31, 2004. The allowance for loan and lease losses was $23.2 million as of December 31, 2005. This represents 0.87% of gross loans and leases. It compares with an allowance for loan and lease losses of $22.5 million, or 1.05% of gross loans and leases on December 31, 2004. The increase was due to the net charge-offs of $46,000 in 2005, offset by the allowance for loan and lease losses acquired from Granite State Bank of $756,000.

The Company has not made a provision for loan and lease losses since 2001 due to the high quality of its loan portfolio. This has been the case even though loans increased from $1.19 billion as of December 31, 2001 to $2.66 billion as of December 31, 2005. This is an increase in loans and leases of $1.47 billion, or 123.5%, over the four-year period.

Other Items in 2005

On February 25, 2005, the Company acquired 100% of the stock of Granite State Bank. The merger agreement provides for Granite State Bank to merge with and into Citizens Business Bank. Citizens Business Bank represents the continuing operation. This transaction added $103.1 million in deposits, $62.8 million in loans and $111.4 million in total assets.

On May 2, 2005, Citizens Business Bank opened its 40th business financial center in the Central Valley city of Madera, California. This increased the total number of offices to seven business financial centers in the fast growing Central Valley area of California.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 33 cities with 40 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its subsidiary, Golden West Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.

For the third consecutive year, CVB Financial Corp. received the KBW Honor Roll award at the Annual Community Bank Investor Conference hosted by Keefe, Bruyette & Woods, Inc. in New York on July 25, 26, and 27, 2005. The Company was also recognized as a SmAll-Star by Sandler O’Neill and named on the FPK Honor Roll by Fox-Pitt, Kelton.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

Safe Harbor

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from the projected. In addition, these forward-looking statements relate to the Company’s current expectations regarding future operating results. Such issues and uncertainties include impact of changes in interest rates, a decline in economic conditions and increased competition among financial services providers. For a discussion of other factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of CVB Financial Corp., including its Annual Report on Form 10-K for the year ended December 31, 2004, and particularly the discussion on risk factors within that document. The Company does not undertake any, and specifically, disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

_________________

CVB FINANCIAL CORP.
 CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands
                                                                              December 31,
                                                                 ----------------------------------------
                                                                        2005                  2004
                                                                 ------------------    ------------------
Assets:
Investment Securities available-for-sale                          $      2,371,775      $      2,085,014
Investment in stock of Federal Home Loan Bank (FHLB)                        70,770                53,565
Loans and lease finance receivables                                      2,663,863             2,140,074
   Less allowance for credit losses                                        (23,204)              (22,494)
                                                                 ------------------    ------------------
   Net loans and lease finance receivables                               2,640,659             2,117,580
                                                                 ------------------    ------------------
         Total earning assets                                            5,083,204             4,256,159
Cash and due from banks                                                    130,141                84,400
Premises and equipment, net                                                 40,020                33,508
Intangibles                                                                 12,474                 6,136
Goodwill                                                                    28,735                19,580
Cash value of life insurance                                                71,811                68,233
Other assets                                                                56,586                42,995
                                                                 ------------------    ------------------
     TOTAL                                                       $       5,422,971      $      4,511,011
                                                                 ==================    ==================

Liabilities and Stockholders' Equity
Liabilities:
   Deposits:
       Demand Deposits(noninterest-bearing)                       $      1,490,613      $      1,322,255
       Investment Checking                                                 260,484               258,636
       Savings/MMDA                                                        889,772               813,983
       Time Deposits                                                       783,177               480,165
                                                                 ------------------    ------------------
          Total Deposits                                                 3,424,046             2,875,039
  Demand Note to U.S. Treasury                                               6,433                 6,453
  Borrowings                                                             1,496,000             1,186,000
  Junior Subordinated Debentures                                            82,476                82,476
  Other liabilities                                                         71,139                43,560
                                                                 ------------------    ------------------
          Total Liabilities                                              5,080,094             4,193,528
Stockholders' equity:
   Stockholders' equity                                                    356,263               308,591
   Accumulated other comprehensive income
      (loss), net of tax                                                   (13,386)                8,892
                                                                 ------------------    ------------------
                                                                           342,877               317,483
                                                                 ------------------    ------------------
     TOTAL                                                        $      5,422,971      $      4,511,011
                                                                  ==================    ==================

CVB FINANCIAL CORP. CONSOLIDATED AVERAGE BALANCE SHEET (unaudited) dollars in thousands
	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Assets:
Federal funds sold and reverse repos	$--	$--	$--	$311
Investment securities trading	--	--	--	8,761
Investment securities available-for-sale	2,283,157	2,059,264	2,209,628	1,962,123
Investment in stock of Federal Home Loan Bank (FHLB)	70,272	53,371	64,144	46,443
Loans and lease finance receivables	2,482,190	2,042,148	2,277,304	1,905,144
Less allowance for credit losses	(24,031)	(23,148)	(23,851)	(22,445)

Net loans and lease finance receivables	2,458,159	2,019,000	2,253,453	1,882,699

Total earning assets	4,811,588	4,131,635	4,527,225	3,900,337
Cash and due from banks	130,346	112,722	124,988	121,200
Premises and equipment, net	40,127	27,544	38,155	29,399
Intangibles	12,703	6,253	11,621	6,701
Goodwill	28,735	19,580	26,508	19,580
Cash value of life insurance	71,473	67,214	70,470	58,540
Other assets	83,633	55,854	70,193	56,785

TOTAL	$5,178,605	$4,420,802	$4,869,160	$4,192,542

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,412,029	$1,300,817	$1,382,966	$1,213,884
Interest-bearing	1,840,994	1,552,973	1,680,136	1,547,549

Total Deposits	3,253,023	2,853,790	3,063,102	2,761,433
Other borrowings	1,442,294	1,117,952	1,347,156	1,005,058
Junior Subordinated Debentures	82,476	82,476	82,476	82,476
Other liabilities	51,586	46,297	38,067	41,201

Total Liabilities	4,829,379	4,100,515	4,530,801	3,890,168
Stockholders' equity:
Stockholders' equity	357,622	304,895	340,027	289,053
Accumulated other comprehensive income
(loss), net of tax	(8,396)	15,392	(1,668)	13,321

	349,226	320,287	338,359	302,374

TOTAL	$5,178,605	$4,420,802	$4,869,160	$4,192,542

CVB FINANCIAL CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (unaudited) dollar amounts in thousands, except per share
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2005	2004	2005	2004
Interest Income:
Loans, including fees	$42,872	$31,095	$149,961	$114,543
Investment securities:
Taxable	19,980	17,859	76,573	66,109
Tax-advantaged	5,205	3,825	19,078	15,087

Total investment income	25,185	21,684	95,651	81,196
Dividends from FHLB Stock	810	500	2,623	1,960
Federal funds sold	--	--	2	3
Interest-bearing CDs with other institutions	44	--	251	--

Total interest income	68,911	53,279	248,488	197,702
Interest Expense:
Deposits	10,060	4,356	28,908	15,508
Borrowings and junior subordinated debentures	13,991	9,183	48,528	31,009

Total interest expense	24,051	13,539	77,436	46,517

Net interest income before provision for credit losses	44,860	39,740	171,052	151,185
Provision for credit losses	--	--	--	--

Net interest income after
provision for credit losses	44,860	39,740	171,052	151,185
Other Operating Income:
Service charges on deposit accounts	3,481	3,119	13,251	13,663
Financial Advisory Services	1,723	1,633	6,652	6,054
Gain/(Loss) on sale of investment securities	--	--	(46)	5,219
Other-than-temporary impairment write-down	(2,270)	--	(2,270)	(6,300)
Other	2,339	2,844	9,918	9,271

Total other operating income	5,273	7,596	27,505	27,907
Other operating expenses:
Salaries and employee benefits	13,651	11,970	53,075	47,292
Occupancy	2,279	1,930	8,327	7,891
Equipment	1,995	2,397	7,578	8,003
Professional services	1,001	1,746	4,268	4,776
Amortization of intangible assets	588	296	2,061	1,185
Other	4,852	7,123	16,284	20,575

Total other operating expenses	24,366	25,462	91,593	89,722

Earnings before income taxes	25,767	21,874	106,964	89,370
Income taxes	8,593	4,986	36,346	27,884

Net earnings	$17,174	$16,888	$70,618	$61,486

Basic earnings per common share	$0.22	$0.22	$0.92	$0.81

Diluted earnings per common share	$0.22	$0.22	$0.91	$0.80

Cash dividends per common share	$0.09	$0.11	$0.42	$0.48

All per share information has been retroactively adjusted to reflect the 5 for 4 stock split declared on December 21, 2005.

CVB FINANCIAL CORP. AND SUBSIDIARIES SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Interest income - (Tax Effective)(te)	$70,581	$54,507	$254,612	$202,549
Interest Expense	24,051	13,539	77,436	46,517

Net Interest income - (te)	$46,530	$40,968	$177,176	$156,032

Other-than-temporary impairment write-down	$(2,270)	$0	$(2,270)	$(6,300)
Return on average assets	1.32%	1.52%	1.45%	1.47%
Return on average equity	19.51%	20.98%	20.87%	20.33%
Efficiency ratio	48.60%	53.79%	46.13%	50.10%
Net interest margin (te)	3.86%	3.96%	3.89%	3.99%
Weighted average shares outstanding
Basic	76,410,985	75,718,733	76,490,231	75,655,905
Diluted	77,048,139	76,733,508	77,192,630	76,599,030
Dividends declared	$6,877	$6,733	$27,963	$23,821
Dividend payout ratio	40.04%	39.87%	39.60%	38.74%
Number of shares outstanding-EOP	76,432,524	75,835,686
Book value per share	$4.49	$4.19
	December 31,
	2005	2004

Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$0	$2
Loans past due 90 days or more
and still accruing interest	--	--
Restructured loans	--	--
Other real estate owned (OREO), net	--	--

Total non-performing assets	$0	$2

Percentage of non-performing assets
to total loans outstanding and OREO	0.00%	0.00%
Percentage of non-performing
assets to total assets	0.00%	0.00%
Non-performing assets to
allowance for loan losses	0.00%	0.01%
Net Charge-off (Recovered) to Average loans	(0.03%)	(0.06%)
Allowance for Credit Losses:
Beginning Balance	$22,494	$21,282
Total Loans Charged-Off	(1,380)	(2,320)
Total Loans Recovered	1,334	3,532
Acquisition of Granite State Bank	756	--

Net Loans Recovery (Charged-Off)	710	1,212
Provision Charged to Operating Expense	--	--

Allowance for Credit Losses at End of period	$23,204	$22,494

CVB FINANCIAL CORP. AND SUBSIDIARIES SELECTED FINANCIAL HIGHLIGHTS (in thousands, except per share data (unaudited)
Quarterly Common Stock Price
	2005		2004		2003
Quarter End	High	Low	High	Low	High	Low
March 31,	$ 21.30	$ 17.60	$ 17.04	$ 15.13	$ 18.50	$ 14.10
June 30,	$ 20.12	$ 17.00	$ 17.56	$ 15.72	$ 16.06	$ 14.07
September 30,	$ 21.90	$ 18.04	$ 18.70	$ 16.16	$ 15.69	$ 13.35
December 31,	$ 20.90	$ 17.37	$ 22.34	$ 17.80	$ 15.87	$ 13.94
Quarterly Consolidated Statements of Income Earnings
		4Q 2005	3Q 2005	2Q 2005	1Q 2005	4Q 2004
Interest income
Loans, including fees		$42,872	$38,777	$35,619	$32,693	$31,095
Investment securities and federal funds sold		26,039	24,732	24,454	23,303	22,184

		68,911	63,509	60,073	55,996	53,279
Interest expense
Deposits		10,060	7,539	6,247	5,061	4,356
Other borrowings		13,991	12,950	11,589	9,998	9,183

		24,051	20,489	17,836	15,059	13,539
Net interest income before
provision for credit losses		44,860	43,020	42,237	40,937	39,740
Provision for credit losses		--	--	--	--	--

Net interest income after
provision for credit losses		44,860	43,020	42,237	40,937	39,740
Non-interest income		5,273	7,861	7,293	7,079	7,596
Non-interest expenses		24,366	23,115	23,415	20,697	25,462

Earnings before income taxes		25,767	27,766	26,115	27,319	21,874
Income taxes		8,593	9,499	8,637	9,618	4,986

Net earnings		$17,174	$18,267	$17,478	$17,701	$16,888

Basic earning per common share		$0.22	$0.24	$0.23	$0.23	$0.22
Diluted earnings per common share		$0.22	$0.23	$0.22	$0.23	$0.22
Cash dividends per common share		$0.09	$0.11	$0.11	$0.11	$0.11
Dividends Declared		$6,877	$6,722	$6,716	$6,775	$6,733

Financial Measures That Supplement GAAP

Our discussions sometimes contain financial information not required to be presented by generally accepted accounting principles (GAAP). We do this to better inform readers of our financial statements. The SEC requires us to present a reconciliation of GAAP.

The following table reconciles the differences in net earnings with and without the accrual/settlement of robbery loss, gain/loss on sales of securities, gain on sale of real estate, and the other-than-temporary impairment write-down in conformity with GAAP.

Net Earnings Reconciliation (non-GAAP disclosure):	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Net earnings without the accrual/settlement of robbery loss, the gains/(loss) on sales of securities, the gain on sale of real estate, and other-than-temporary impairment write-down
	$18,687	$18,450	$70,430	$63,503

Accrual/Settlement of robbery loss, net of tax	0	(1,562)	1,717	(1,562)
Gain/(Loss) on Sales of Securities, net of tax	0	0	(30)	3,591
Gain on Sale of Real Estate, net of tax	0	0	0	288
Other-than-temporary impairment write-down, net of tax	(1,513)	0	(1,499)	(4,334)

Reported net earnings	$17,174	$16,888	$70,618	$61,486

Accrual/Settlement of robbery loss	$0	$(2,269)	$2,600	$(2,269)
Gain/(Loss) on Sales of Securiites	0	0	(46)	5,219
Gain on Sale of Real Estate	0	0	0	419
Other-than-temporary impairment write-down	(2,270)	0	(2,270)	(6,300)
Tax effect	757	707	(96)	914

Net of taxes	$(1,513)	$(1,562)	$188	$(2,017)

We have presented net earnings without the accrual/settlement of robbery loss, gain/loss on sales of securities, gain on sale of real estate, and other-than-temporary impairment write-down on investment securities to show shareholders the earnings from operations unaffected by the impact of these items. We believe this presentation allows the reader to more easily assess the results of the Company's operations and business.

Ratios Reconciliation (non-GAAP disclosure):

The following table reconciles the differences in ratios with and without the accrual/settlement of robbery loss, the other-than-temporary impairment write-down on investment securities, the net gain/loss on sales of securities and the gain on sale of real estate in conformity with GAAP.

	Ratios Reconciliation For the Three Months Ended December 31,			Ratios Reconciliation For the Three Months Ended December 31,
	2005			2004
	Without other-than-temporary impairment write-down	Other-than-temporary impairment write-down	Reported earnings	Without the accrual of robbery loss	Accrual of robbery loss	Reported earnings

	(amounts in thousands)			(amounts in thousands)
Other Operating Expense	$24,366	$--	$24,366	$23,193	$2,269	$25,462

Net Revenues	$52,403	$(2,270)	$50,133	$47,336	$--	$47,336

Net Earnings	$18,687	$(1,513)	$17,174	$18,450	$(1,562)	$16,888

Return on Beginning Equity	21.99%		20.21%	23.67%		21.67%
Return on Average Equity	21.23%		19.51%	22.92%		20.98%
Return on Average Assets	1.43%		1.32%	1.66%		1.52%
Efficiency Ratio	46.50%		48.60%	49.00%		53.79%
Operating Costs as % of Average assets	1.87%		1.87%	2.09%		2.29%
	Ratios Reconciliation For the Twelve Months Ended December 31,			Ratios Reconciliation For the Twelve Months Ended December 31,
	2005			2004
	Without other-than-temporary impairment write-down, settlement of robbery loss and net loss on sales of securities	Other-than-temporary impairment write-down, settlement of robbery loss, and net loss on sales of securities	Reported earnings	Without other-than-temporary impairment write-down, net gain on sales of securities and gain on sale of real estate	Impairment write-down, net gain on sales of securities, gain on sale of real estate and accrual of robbery loss	Reported earnings

	(amounts in thousands)			(amounts in thousands)
Other Operating Expense	$94,193	$(2,600)	$91,593	$87,453	$2,269	$89,722

Net Revenues	$200,873	$(2,316)	$198,557	$179,754	$(662)	$179,092

Net Earnings	$70,430	$188	$70,618	$63,503	$(2,017)	$61,486

Return on Beginning Equity	22.18%		22.24%	22.15%		21.44%
Return on Average Equity	20.82%		20.87%	21.00%		20.33%
Return on Average Assets	1.45%		1.45%	1.51%		1.47%
Efficiency Ratio	46.89%		46.13%	48.65%		50.10%
Operating Costs as % of Average assets	1.93%		1.88%	2.09%		2.14%

We have presented ratios without the accrual/settlement of robbery loss, the other-than-temporary impairment write-down on investment securities, the net gain/loss on sales of securities and the gain on sale of real estate to show shareholders the earnings from operations unaffected by the impact of these items. We believe this presentation allows the reader to more easily assess the results of the Company's operations and business.